Exhibit E

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on January 14, 2022, by and between Sema4 Holdings Corp., a Delaware corporation (formerly, CM Life Sciences, Inc.) (the “Issuer”), and the subscriber party or parties set forth on the signature page hereto (“Subscriber”).

WHEREAS, the Issuer is concurrently with or immediately following the execution and delivery hereof entering into that certain Agreement and Plan of Merger and Reorganization (as amended or modified, the “Merger Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Merger Agreement), by and among the Issuer, Orion Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Orion Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), GeneDx Holding 2, Inc., a Delaware Corporation (“Holdco2”), OPKO Health, Inc., a Delaware corporation (the “Seller”), and GeneDx, Inc., a New Jersey corporation (the “Company”), pursuant to which, among other transactions, the Issuer will acquire the Company from the Seller, on the terms and conditions set forth therein (the “Transactions”);

WHEREAS, in connection with the Transactions and subject to the terms and conditions set forth herein, Subscriber desires to subscribe for and purchase from the Issuer that number of shares of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), as set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $4.00 per share (the “Per Share Price”) and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Closing (as defined below);

WHEREAS, the Issuer and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, in connection with the Transactions, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act) (each an “Other Subscriber”), have (severally and not jointly) entered into separate subscription agreements with the Issuer that are substantially similar to this Subscription Agreement (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase Class A Shares on the Closing Date (as defined below) at the same Per Share Price as Subscriber (the “Other Acquired Shares”);

WHEREAS, the aggregate amount of Class A Shares to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals 50 million Class A Shares;

WHEREAS, the aggregate amount of gross proceeds to the Issuer in connection with the purchase and sale of the Acquired Shares and the Other Acquired Shares equals $200 million; and

WHEREAS, pursuant to the support agreements (in the form attached as Exhibit B to the Merger Agreement) (the “Support Agreements”) and certain of the Other Subscription Agreements, the Issuer has obtained from existing stockholders of the Issuer restrictions on transfer of, and voting obligations in respect of, all or a percentage of the Class A Shares held by such stockholders (the “Commitments”), as an inducement to Seller and the Issuer to enter into the Merger Agreement and to consummate the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2.    Closing.

(a)    The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions and shall occur immediately prior thereto. Not less than five (5) business days prior to the scheduled closing date of the Transactions (the “Closing Date”), the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such Closing Date. Subscriber shall deliver to the Issuer no later than one (1) business day before the Closing Date (as specified in the Closing Notice or such other date as otherwise agreed to by the Issuer and Subscriber, the “Purchase Price Payment Date”) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds (i) to the account specified by the Issuer in the Closing Notice, to be held in a third-party escrow account (the “Escrow Account”) designated by the Issuer prior to the Closing Date for the benefit of Subscriber until the Closing Date or (ii) in the case of a Subscriber that is (1) an “investment company” registered under the Investment Company Act of 1940, as amended, (2) that is advised by an investment adviser subject to regulation under the Investment Advisors Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, to an account specified by the Issuer otherwise mutually agreed by Subscriber and the Issuer (“Alternative Settlement Procedures”). For the avoidance of doubt, mutually agreeable Alternative Settlement Procedures shall include, without limitation, Subscriber delivering to the Issuer on the Closing Date the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice against delivery to the undersigned of the Acquired Shares in book entry form as set forth in the following sentence. On the Closing Date, the Issuer shall deliver to Subscriber (1) the Acquired Shares in book entry form (or, if requested by Subscriber in writing in advance of the Closing, in certificated form, duly executed on behalf of the Issuer and countersigned by the Issuer’s transfer agent (the “Transfer Agent”)), free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (2) a copy of the records of the Transfer Agent showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date (the “Subscriber’s Deliveries”). Unless otherwise provided pursuant to Alternative Settlement Procedures, upon the transfer of the Subscriber’s Deliveries by the Issuer to Subscriber (or its nominee in accordance with its delivery instructions), the Issuer shall, or shall cause the escrow agent for the Escrow Account to, on the Closing Date, release the Purchase Price from the Escrow Account to the Issuer. In the event the closing of the Transactions does not occur within two (2) business days of the Closing Date specified in the Closing Notice, unless otherwise agreed by the Issuer and Subscriber, the Issuer shall, or shall cause the escrow agent for the Escrow Account to, promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries or stock certificates shall be deemed cancelled.

(b)    The Closing shall be subject to the satisfaction, or valid waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)    solely with respect to Subscriber, (A) the representations and warranties made by the Issuer (other than the representations and warranties set forth in Section 3(b), Section 3(c) and Section 3(g)) in this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date), after giving effect to the consummation of the Transactions, except, in the case of this clause (B), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by materiality or Material Adverse Effect (as defined below) contained therein)

that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) the representations and warranties made by the Issuer set forth in Section 3(b), Section 3(c) and Section 3(g) shall be true and correct in all respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date and, solely in the case of Section 3(g), other than de minimis inaccuracies), in each case without giving effect to the consummation of the Transactions;

(ii)    solely with respect to the Issuer, the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects as of the Closing Date), in each case without giving effect to the consummation of the Transactions;

(iii)    solely with respect to the Issuer, Subscriber shall have delivered the Purchase Price in compliance with the terms of this Subscription Agreement;

(iv)    no governmental authority having applicable jurisdiction shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;

(v)    no suspension of the qualification of the Class A Shares for offering or sale or trading in any applicable jurisdiction, no suspension or removal from listing of the Acquired Shares on The Nasdaq Global Select Market (“Nasdaq”) and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred;

(vi)    the Issuer’s stockholders shall have approved the issuance of the Acquired Shares and Other Acquired Shares as and if required by Nasdaq rules;

(vii)    solely with respect to Subscriber, the Issuer shall have filed with Nasdaq a true and complete Notification Form: Listing of Additional Shares covering the Acquired Shares and Other Acquired Shares;

(viii)    all conditions precedent to the closing of the Transactions set forth in the Merger Agreement shall have been satisfied or waived (as determined by the Merger Agreement and related documentation) (other than those conditions that may only be satisfied at the closing of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the closing of the Transactions), and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing;

(ix)    solely with respect to Subscriber, there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits any Other Subscribers thereunder unless the Subscriber has been offered substantially the same benefits; and

(x)    solely with respect to Subscriber, there has been no amendment, modification or supplement to the Merger Agreement that increases the aggregate consideration payable by the Issuer by more than 5% unless Subscriber has consented to such amendment, modification or supplement in writing.

(c)    In addition to the conditions set forth in Section 2(b), the obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the condition that, on the Closing Date, the Issuer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing, except where the failure of such performance or compliance would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

(d)    Upon the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber and the Issuer shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to reasonably assist and cooperate with the other party hereto in doing, all things reasonably necessary, proper or advisable under applicable legal requirements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Subscription Agreement.

3.    Issuer Representations and Warranties. The Issuer represents and warrants to Subscriber that:

(a)    The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)    The Acquired Shares have been duly authorized by the Issuer and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions except as otherwise stated herein and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation, as amended concurrently with the Closing, and bylaws or under the laws of the State of Delaware or otherwise.

(c)    This Subscription Agreement, the Merger Agreement and the Other Subscription Agreements (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and, assuming that the Transaction Documents have been duly authorized, executed and delivered by the other parties thereto, are valid and binding obligations of the Issuer, and are enforceable against it in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)    The execution, delivery and performance of this Subscription Agreement and the other Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the Transactions and other transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or its subsidiaries is a party or by which the Issuer or its subsidiaries is bound or to which any of the property or assets of the Issuer or its subsidiaries is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or its subsidiaries or any of its or their properties, that, in the case of clause (i) or (iii), would reasonably be expected to have a Material Adverse Effect. For purposes of this

Subscription Agreement, a “Material Adverse Effect” means any event, change, condition, circumstance, effect, development, occurrence or state of facts (whether specific to the applicable party or generally applicable to multiple parties) or other matter (“Effect”) that, individually or in the aggregate with all other Effects, has, or would reasonably be expected to have, a material adverse effect on or give rise to a material adverse change to (i) the condition (financial or otherwise), business, results of operations, assets or liabilities of the Issuer and its subsidiaries or (ii) the ability of the Issuer to perform its obligations under this Subscription Agreement; provided that no Effect attributable to any of the following shall be taken into account in determining the existence of a Material Adverse Effect solely for purposes of clause (i) above: (A) conditions affecting the industry, financial markets or securities markets in, or the economy as a whole of, the United States, (B) changes in applicable Law (as defined in the Merger Agreement) or Accounting Standards (as defined in the Merger Agreement) (or, in each case, any interpretation thereof) after the Closing Date, or (C) earthquakes, hostilities, acts of war, sabotage or terrorism or military actions, epidemic, public health event or pandemic (including COVID-19 (as defined in the Merger Agreement) and any worsening thereof (including any COVID-19 Response (as defined in the Merger Agreement))), except, in the case of the forgoing clauses (A), (B) and (C), to the extent such conditions, changes or events disproportionately affect the Issuer and its subsidiaries relative to similarly situated industry participants (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect).

(e)    The Issuer and its subsidiaries are not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Issuer or its subsidiaries is a party or by which the Issuer’s or its subsidiaries’ properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)    The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement or the Transactions (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) the filing of notification under the Plt2901-Scott-Rodino Antitrust Improvements Act of 1976, if applicable; (iv) those required by Nasdaq, including with respect to obtaining approval of the Issuer’s stockholders; (v) those that will be obtained on or prior to the Closing, (vi) any filing, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (vii) as set forth in the Merger Agreement; and (viii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act.

(g)    As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 380,000,000 Class A Shares. As of December 31, 2021, (i) no shares of Preferred Stock are issued and outstanding, (ii) 242,578,824 Class A Shares are issued and outstanding, (iii) 14,758,305 redeemable warrants and 7,236,667 private placement warrants are outstanding, and (iv) (A) options to purchase 33,354,727 Class A shares are outstanding and (B) restricted stock units (“RSUs”) which may be settled for 12,600,859 shares of Class A Shares are outstanding. All (i) issued and outstanding Class A Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to and were not issued in violation of any preemptive rights, (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to and were not issued in violation of any preemptive rights and (iii) outstanding options and RSUs have been duly authorized and validly issued and are not subject to and were not issued in violation of any preemptive rights. Except (i) as set forth above, (ii) for any Class A Shares and RSUs that may be issued pursuant to Article III of the Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the “Business Combination Agreement”), by and among the Issuer, S-IV Sub, Inc. and Mount Sinai Genomics, Inc. d/b/a Sema4 (“Legacy Sema4”), (iii) for any equity awards or purchase rights that may be issued pursuant to the Issuer’s 2021 Equity Incentive Plan or the Issuer’s 2021 Employee Stock Purchase Plan and (iv) pursuant to the Other Subscription Agreements and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Class A Shares or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. Other than Sema4 OpCo, Inc. and the Merger Subs and as contemplated by the Merger Agreement, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than pursuant to this Subscription Agreement and the Other Subscription Agreements, the Support Agreements and the Shareholder Agreements. Except as disclosed in the SEC Reports, the Issuer has no outstanding indebtedness.

(h)    The Issuer and its subsidiaries are in compliance with all applicable laws and have not received any written communication from a governmental entity that alleges that the Issuer or any of its subsidiaries is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(i)    The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “SMFR”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of the Issuer’s listing of additional shares application in connection with the Transactions. The Issuer has taken no action that is designed to terminate or is reasonably expected to result in the termination of the registration of the Class A Shares under the Exchange Act or the listing of the Class A Shares on Nasdaq and is in compliance in all material respects with the listing requirements of Nasdaq.

(j)    Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement and each of the Other Subscription Agreements of the Other Subscribers under their respective Other Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares or the Other Acquired Shares by the Issuer to Subscriber and to the Other Subscribers, as appropriate, in the manner contemplated by this Subscription Agreement and the Other Subscription Agreements. The Acquired Shares and the Other Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k)    Each report, statement and form (including exhibits and other information incorporated therein) filed by the Issuer with the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act or filed pursuant to the Securities Act since July 22, 2021 (the “SEC Reports”) when filed complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Reports filed under the Exchange Act (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Report that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of all other SEC Reports; provided, that, with respect to any information related to the Company included in the proxy statement to be filed by the Issuer with respect to the Transactions, included in any other SEC Report or filed as an exhibit thereto, the representation and warranty in this sentence is made to the Issuer’s knowledge. The Issuer has timely filed each SEC Report that the Issuer was required to file with the Commission since July 22, 2021. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the Issuer’s SEC Reports. In addition, the Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a copy of the SEC Reports since July 22, 2021. Except as disclosed in the SEC Reports, each of the Financial Statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), each complied in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Issuer or Legacy Sema4, as applicable, as at the respective dates thereof and for the respective periods indicated therein. For purposes of this Subscription Agreement, the “Financial Statements” means, to the extent contained in the SEC Reports, (i) the audited balance sheets of Legacy Sema4 as of December 31, 2020 and 2019, the related statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for each of the three years in the period ended December 31, 2020, and the related notes, (ii) the unaudited condensed financial statements of Legacy Sema4 as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 and the related notes, (iii) the unaudited condensed financial statements of Legacy Sema4 as of June 30, 2021 and for the three and six months ended June 30, 2021 and 2020 and the related notes, and (iv) the unaudited condensed consolidated financial statements of the Issuer as of September 30, 2021 and for the three months and nine months ended September 30, 2021 and 2020 and the related notes.

(l)    Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or its subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Issuer or its subsidiaries.

(m)    Except for placement fees payable to the Placement Agents (as defined below), the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Issuer and such relationships shall not have any liability on Subscriber. The Issuer is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents.

(n)    Except as provided in this Subscription Agreement and the Other Subscription Agreements, none of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

(o)    Neither the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(p)    The Issuer has not entered into any side letter or similar agreement with any Other Subscriber relating to such Other Subscriber’s purchase of its respective Other Acquired Shares other than the Other Subscription Agreements to the extent that an Other Subscriber is party thereto, or any side letter or similar agreement unrelated to such Other Acquired Shares or whose terms (including as to restriction on transfer of, and voting obligations in respect of, securities held by such other Subscriber) are not materially more advantageous to such Other Subscriber than to Subscriber hereunder, other than the Support Agreements, the Shareholder Agreements, any separate lock-up agreements entered into with the Issuer in connection with Other Subscribers’ evaluation of the transactions contemplated by the Other Subscription Agreements (if applicable) (“Other Lock-Ups”), the Amended and Restated Registration Rights Agreement, dated as of July 22, 2021, among the Issuer, CMLS Holdings LLC and the other holders party thereto (the “Registration Rights Agreement”) or the subscription agreements, dated as of February 9, 2021, between the Issuer and the respective subscribers party thereto, in each case, to the extent that an Other Subscriber is a party thereto. To the extent Subscriber has entered into a separate lock-up agreement with the Issuer in connection with Subscriber’s evaluation of the transactions contemplated by this Subscription Agreement, the terms of any Other Lock-Up are not materially more advantageous to any Other Subscriber party thereto than to Subscriber under its lock-up agreement with the Issuer.

(q)    The Issuer is not, and immediately after receipt of payment for the Acquired Shares, and consummation of the Transactions, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r)    There has been no action taken by the Issuer, or, to the knowledge of the Issuer, any officer, director, equityholder, manager, employee, agent or representative of the Issuer, in each case, acting on behalf of the Issuer, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) the Issuer has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Issuer has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the Issuer has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended) (“FCPA”), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(s)    The Class A Shares are eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Issuer is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Class A Shares. The Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(t)    The Issuer acknowledges that there have been no, and in issuing the Acquired Shares the Issuer is not relying on any, representations, warranties, covenants and agreements made to the Issuer by Subscriber, any of its officers, directors or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Subscription Agreement.

(u)    Following the Closing, the Acquired Shares will not be subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of Subscriber to pledge, sell, assign or otherwise transfer the Acquired Shares under any organizational document or agreement of, by or with the Issuer, but excluding the restrictions on transfer described in Section 4(g) hereof with respect to the status of the Acquired Shares as “restricted securities” pending their registration for resale under the Securities Act in accordance with the terms of this Subscription Agreement.

(v)    No Other Subscription Agreement (excluding any Commitments agreed to therein) includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder, and the terms of such Other Subscription Agreements (excluding any such Commitments) have not been amended or modified following the date of this Subscription Agreement in any way that are materially more advantageous to any such Other Subscriber than Subscriber hereunder. Each Other Subscriber that alone or together with its Affiliates beneficially owns five percent (5%) of the outstanding Class A Shares as of the date of this Subscription Agreement is subject to Other Commitments, either pursuant to a Support Agreement or an Other Subscription Agreement. To the extent Subscriber has entered into a Support Agreement, no other Commitments include terms and conditions that are materially more advantageous to any stockholder of the Issuer party thereto than Subscriber under its Support Agreement (it being understood that certain Other Commitments apply to all the Class A Shares held by the applicable stockholder and certain Other Commitments apply to 33% of the Class A Shares held by the applicable stockholder), and the terms of such other Commitments have not been amended, released, waived or otherwise modified following the date of this Subscription Agreement in any way that are materially more advantageous to any such other stockholder than Subscriber under its Support Agreement.

4.    Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a)    If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)    This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming that this Subscription Agreement has been duly authorized, executed and delivered by the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)    The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, have been duly authorized and approved by all necessary action. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that that none of the Issuer, the Seller or the Company, or any of their respective affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(d)    The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) Subscriber’s organizational documents or under any law, rule, regulation, agreement or other obligation by which Subscriber is bound; and (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties, that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of Subscriber to perform in any material respects its obligations hereunder.

(e)    Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is an “Institutional Account” as defined in FINRA Rule 4512(c), (iii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is a “qualified institutional buyer” and is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(f)    Subscriber is a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Subscription. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Acquired Shares and participation in the Subscription (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound, and (v) are a fit, proper and suitable investment for it, notwithstanding the substantial risks inherent in investing in or holding the Acquired Shares. Subscriber is able to bear the substantial risks associated with your purchase of the Acquired Shares, including but not limited to loss of its entire investment therein.

(g)    Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber understands that it is acquiring its entire beneficial ownership interest in the Acquired Shares for Subscriber’s own account for investment purposes only and not with a view to any distribution of the Acquired Shares in any manner that would violate the securities laws of the United States. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) pursuant to offers and sales that occur in an “offshore transaction” within the meaning of and in accordance with Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to the Issuer) have been met, (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, including pursuant to a private sale effected under Section 4(a)(7) of the Securities Act or applicable formal or informal Commission interpretation or guidance, such as a so-called “4(a)(1) and a half” sale, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect, which legend shall be subject to removal as set forth herein, in which case, notwithstanding anything else contained herein to the contrary, Section 5 and 8(c) hereof shall not apply and not be effective with respect to such Subscriber, or (v) otherwise except in compliance with applicable law. Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares. By making the representations herein, Subscriber does not agree to hold any of the Acquired Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Acquired Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(h)    Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no, and in purchasing the Acquired Shares Subscriber is not relying on any, representations, warranties, covenants and agreements made to Subscriber by the Issuer, any of its officers, directors or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Subscription Agreement.

(i)    To the extent applicable to it, Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(j)    In making its decision to purchase the Acquired Shares, Subscriber has (i) received and had the opportunity to review the offering materials made available to it in connection with the Subscription, as the case may be, (ii) had the opportunity to ask questions of and receive answers from the Issuer directly and (iii) conducted and completed its own independent due diligence with respect to the Subscription. Based on such information as Subscriber has deemed appropriate and without reliance upon any Placement Agent, Subscriber has independently made its own analysis and decision to enter into the Subscription. Except for the representations, warranties, covenants and agreements of the Issuer expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it may deem appropriate) with respect to the Subscription, the Acquired Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges and agrees that it has received and had the opportunity to review the offering materials made available to it in connection with the Subscription and such other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer, the Company and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information from the Issuer directly as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. However, neither any such inquiries, nor any due diligence investigation conducted by Subscriber or any of Subscriber’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect Subscriber’s right to rely on the Issuer’s representations, warranties, covenants and agreements contained in this Subscription Agreement. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, the Seller, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest in the Issuer.

(k)    Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer or by means of contact from a Placement Agent, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or by contact between Subscriber and one or more Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means.

(l)    Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by Goldman Sachs & Co. LLC, Jefferies LLC, Cowen and Company LLC, BTIG, LLC or any of their affiliates or any of their control persons, officers, directors or employees (each a “Placement Agent” and collectively, the “Placement Agents”) in making its investment or decision to invest in the Issuer.

(m)    Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the SEC Reports. Subscriber has such knowledge and experience in financial, business and private equity matters as to be capable of evaluating the merits and risks of an investment, both in general and with regard to transactions and investment strategies involving a security or securities, including Subscriber’s investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(n)    Subscriber represents and acknowledges that, alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(o)    Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(p)    Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”) (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North

Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(q)    If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), then Subscriber represents and warrants that it has not relied on the Issuer or any of its affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire and hold or transfer the Acquired Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(r)    At the Purchase Price Payment Date, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2(a).

5.    Registration Rights.

(a)    The Issuer agrees that, as soon as practicable, but in no event later than thirty (30) calendar days after the Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 5th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown or otherwise, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations, provided, further, that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber, the intended method of disposition of the Acquired Shares (which shall be limited to non-underwritten public offerings) and such other information as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted under Section 5(c); provided, however, under no circumstances shall Subscriber be required to sign any type of lock-up agreement. Any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 5. The Issuer will provide a draft of the Registration Statement to the undersigned for review at least three (3) business days in advance of filing the Registration Statement. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that, if the Commission requests that the undersigned be identified as a statutory underwriter in the Registration Statement, the undersigned will have an opportunity to withdraw its Acquired Shares from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Acquired Shares or other Acquired Shares to be registered for the undersigned and each Other Subscriber named in the Registration Statement shall be reduced pro rata among all such selling shareholders (except to the extent otherwise required by the Commission). In the event the Issuer amends the Registration Statement in accordance with the foregoing, the Issuer will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission, one or more registration statements to register the resale of those Registrable Securities (as defined below) that were not registered on the initial Registration Statement, as so amended. The Issuer will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which each undersigned party with Registrable Securities included in such Registration Statement have notified the Issuer that such Registrable Securities have actually been sold. The Issuer will provide all customary and commercially reasonable cooperation necessary to enable the undersigned to resell Registrable Securities pursuant to the Registration Statement or Rule 144 under the Securities Act (“Rule 144”), as applicable, qualify the Registrable Securities for listing on the primary stock exchange on which its Class A Shares are then listed, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Acquired Shares and any other equity security of the Issuer issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of: (A) when the undersigned ceases to hold any Registrable Securities; (B) the date all Registrable Securities held by the undersigned may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144 (including, for the avoidance of doubt, the requirements of Rule 144(i)(2)); (C) when they shall have ceased to be outstanding; or (D) four (4) years from the date of effectiveness of the Registration Statement.

(b)    In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i)    except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, for as long as Subscriber continues to hold Registrable Securities;

(ii)    advise Subscriber, as promptly as practicable but in any event, within two (2) business days:

(1)    when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)    of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)    of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)    subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (and in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Issuer;

(iii)    use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)    upon the occurrence of any event contemplated in Section 5(b)(ii)(4), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)    use its commercially reasonable efforts to cause all Acquired Shares to be listed on the primary securities exchange or market, if any, on which the Class A Shares issued by the Issuer have been listed; and

(vi)    use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Acquired Shares contemplated hereby and, for so long as Subscriber holds Acquired Shares, to enable Subscriber to sell the Acquired Shares under Rule 144.

(c)    Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay the filing or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Issuer’s board of directors reasonably believes, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, would be expected to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than forty five (45) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)    Subscriber may deliver written notice (including via email in accordance with Section 9(n), an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

(e)    Indemnification.

(i)    The Issuer shall, notwithstanding the termination of this Subscription Agreement, indemnify, defend and hold harmless, to the extent permitted by law, Subscriber, its directors, officers, employees, agents, trustees, partners, members, managers, stockholders, investment advisors and sub-advisors, each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of the Securities Act or the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by or on behalf of such Subscriber expressly for use therein. The Issuer shall notify Subscriber promptly of the institution, threat or assertion (to the Issuer’s knowledge) of any proceeding arising from or in connection with the Transactions; provided, however, that the indemnification contained in this Section 5(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a Prospectus made available by the Issuer in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Subscription Agreement.

(ii)    In connection with any Registration Statement in which Subscriber is participating, Subscriber shall furnish to the Issuer in writing such information as the Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus. In connection with any Registration Statement in which Subscriber is participating, Subscriber agrees, severally and not jointly with any Other Subscriber or other investor that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, the Issuer, its directors and officers and agents and employees and each person or entity who controls the Issuer (within the meaning of Section 15 of the Securities Act) against any Losses, resulting from or arising out of any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in the case of an omission) in and are based on any information or affidavit so furnished in writing by or on behalf of Subscriber expressly for use therein; provided, however, that in no event shall the aggregate liability of Subscriber (including, for the avoidance of doubt, under Section 5(e)(v)) be greater in amount than the dollar amount of the net proceeds received by Subscriber from the sale of Acquired Shares pursuant to such Registration Statement giving rise to such indemnification obligation.

(iii)    Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (such consent not to be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or includes any admission as to fault, culpability or failure to act on the party of such indemnified party.

(iv)    The indemnification provided under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares.

(v)    If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), 5(e)(ii), and 5(e)(iii), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e)(v) from any person who was not guilty of such fraudulent misrepresentation.

(f)    Piggyback Rights. Subscriber agrees that each New Holder (as defined in the Registration Rights Agreement) and the Seller and each 5% Insider (as defined in the Shareholders Agreements) shall have piggyback registration rights in respect of any Registration Statement that is filed pursuant to this Section 5, pursuant to and in accordance with Section 5.6 of the Registration Rights Agreement and Section 8 of the Shareholder Agreements, respectively, and that the provisions of each of the Registration Rights Agreement and the Shareholder Agreements shall apply, mutatis mutandis, to the exercise of any such piggyback registration rights by any such New Holder, the Seller or any such 5% Insider in respect of any such Registration Statement.

6.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect (except for those provisions expressly contemplated to survive termination of this Subscription Agreement), and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (except with respect to those provisions expressly contemplated to survive termination of this Subscription Agreement), upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied (or waived, to the extent waivable) on or prior to the earlier of the Closing Date or October 14, 2022 (the “Outside Date”), or become incapable of being satisfied on or prior to the earlier of the Closing Date or the Outside Date, and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing, or (d) the Outside Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover Losses, liabilities or damages arising from such breach; provided, further, that Subscriber may, by written notice to the Issuer, extend the Outside Date beyond October 14, 2022. The Issuer shall promptly notify Subscriber in writing (with email being sufficient) of the termination of the Merger Agreement. Upon the termination hereof, any monies paid by Subscriber to the Issuer in connection herewith shall promptly (and in any event within one (1) business day) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transactions shall have been consummated.

7.    Additional Agreements of Subscriber.

(a)    Subscriber agrees that none of the Seller, the Company or any of the Placement Agents shall be liable to Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them or have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Issuer or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Subscription.

(b)    Subscriber hereby acknowledges and agrees that (a) each Placement Agent is acting solely as the Issuer’s placement agent in connection with the Subscription and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Issuer or any other person or entity in connection with the Subscription, (b) no Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Subscription, and (c) no Placement Agent will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Issuer or the Subscription.

(c)    The Issuer hereby acknowledges and agrees that, except as expressly set forth in Section 5(c) hereto (and except pursuant to any Support Agreement or separate lock-up agreement entered into with the Issuer in connection with Subscriber’s evaluation of the transactions contemplated by Subscription Agreement (if applicable)): (i) Subscriber has not been asked by the Issuer to agree, nor, to the knowledge of the Issuer, has Subscriber agreed, to desist from purchasing or selling, long and/or short, securities of the Issuer, or “derivative” securities based on securities issued by the Issuer or to hold the Acquired Shares for any specified term, (ii) past or future open market or other transactions by Subscriber, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Issuer’s publicly-traded securities, and (iii) Subscriber shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

8.    Issuer’s Covenants.

(a)    Except as contemplated herein, the Issuer, its subsidiaries and their respective affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Acquired Shares under the Securities Act.

(b)    With a view to making available to Subscriber the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of the Issuer to the public without registration, the Issuer agrees, for so long as Subscriber holds Registrable Securities to:

(i)    make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)    file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii)    furnish to Subscriber so long as it owns Acquired Shares, promptly upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer (public availability on the Commission’s EDGAR system (or successor system) being sufficient) and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

(c)    The Issuer shall use its commercially reasonable efforts to remove the legend described in Section 4(g) and to issue a certificate or a book entry record without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Acquired Shares are registered for resale under the Securities Act; provided that the Issuer shall use its commercially reasonable efforts to cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection therewith, (ii) in connection with a sale, assignment or other transfer, such holder provides the Issuer with an opinion of counsel and other customary paperwork, in a form reasonably acceptable to the Issuer, to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act and such holder agrees to sell, assign or otherwise transfer such securities in accordance with such valid exemption from the registration requirements of the Securities Act, (iii) the Acquired Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for the Issuer to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable, and in each case, the holder provides the Issuer with customary paperwork including an undertaking to effect that any sales or other transfers will occur in accordance with Rule 144, or (iv) at any time on or after July 28, 2022, the holder of any Acquired Shares certifies that it is not an “affiliate” of the Issuer (as such term is used under Rule 144) and that the such holder’s holding period for purposes of Rule 144 and subsection (d)(3)(iii) thereof with respect to such Acquired Shares is at least six (6) months. The Issuer shall be responsible for the fees of the Transfer Agent and all DTC fees associated with such issuance and Subscriber shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, fees and disbursements of their legal counsel and any applicable transfer taxes).

(d)    The Issuer shall use its best efforts not, and shall use its best efforts not to permit any of its subsidiaries and Affiliates or any of its or their respective directors, officers or representatives to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. government official, in each case, in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Issuer shall, and shall cause each of its subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Issuer, its subsidiaries or Affiliates or any of its or their respective directors, officers or representatives in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Issuer shall, and shall cause each of its Affiliates and subsidiaries to, maintain systems or internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

9.    Miscellaneous.

(a)    Each party hereto acknowledges that the other party hereto will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects. Subscriber further acknowledges and agrees that (i) each Placement Agent is a third-party beneficiary of the representations and warranties of Subscriber contained in this Subscription Agreement and (ii) each New Holder, the Seller and each 5% Insider is a third-party beneficiary of the piggyback registration rights provided in Section 5(f).

(b)    Each of the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Each Placement Agent, in its capacity as such, is entitled to rely upon the representations, warranties, agreements and covenants of the Issuer and the representations and warranties of Subscriber in this Subscription Agreement.

(c)    This Subscription Agreement may not be transferred or assigned without the prior written consent of each of the other parties hereto. Notwithstanding the foregoing, (i) this Subscription Agreement and any of Subscriber’s rights and obligations hereunder may be assigned at any time to one or more affiliates of Subscriber or to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investor advisor, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof. Upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investment advisor, unless consented to in writing by the Issuer (such consent not to be unreasonably conditioned, delayed or withheld); and (ii) at any time following the Closing, Subscriber’s rights (including under Section 5) in respect of any Acquired Shares may be assigned to any transferee of such Acquired Shares.

(d)    All the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. All covenants made by each party hereto in this Subscription Agreement required to be performed after the Closing shall expire upon performance.

(e)    The Issuer may request from Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, the Issuer agrees to keep any such information provided by Subscriber confidential; provided, further, that upon recipient of such additional information, the Issuer shall be allowed to convey such information to the Placement Agents and each Placement Agent shall have agreed to keep the information confidential (with Subscriber being any express third party beneficiary of such agreement), except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

(f)    This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. This Subscription Agreement may not be waived except by an instrument in writing, signed by the party against whom enforcement of such waiver is sought.

(g)    This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h)    Except as otherwise provided herein (including the provisions of Section 5(e), as to which the indemnified parties are express third party beneficiaries), this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)    If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)    This Subscription Agreement may be executed in two (2) or more counterparts (including by facsimile, electronic mail or in .pdf or other electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(k)    Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

(l)    The Issuer shall be solely responsible for the fees of the Placement Agent, Transfer Agent, the escrow agent, stamp taxes and all of DTC’s fees associated with the issuance of the Acquired Shares.

(m)    Subscriber understands and agrees that (i) no disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Acquired Shares; (ii) none of the Placement Agents and their respective directors, officers, employees, representatives and controlling persons has made any independent investigation with respect to the Issuer, the Company, the Transactions or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer; and (iii) in connection with the issue and purchase of the Acquired Shares, the Placement Agents have not acted as Subscriber’s financial advisor, tax or fiduciary.

(n)    Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iv) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Subscriber, to such address or addresses set forth on the signature page hereto;

if to the Issuer, to:

Sema4 Holdings Corp.

333 Ludlow Street, North Tower, 8th Floor

Stamford, Connecticut 06902

Attention: General Counsel

Email: legal@sema4.com

with a required copy to (which copy shall not constitute notice):

Fenwick & West LLP

902 Broadway

New York, NY 10010

Attention: Ethan Skerry, Per Chilstrom, Michael Pilo

Email: eskerry@fenwick.com; pchilstrom@fenwick.com; mpilo@fenwick.com and a required copy to (which copy shall not constitute notice):

Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198

Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel

Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, Attention: General Counsel, Fax: 646-562-1124, Bradley.friedman@cowen.com

BTIG, LLC, 65 E 55th Street, New York, New York 10022, Attention: Karen Koski, kkoski@btig.com; with a copy to: BTIG, LLC, 600 Montgomery Street, 6th Floor, San Francisco, CA 94111, Attention: General Counsel, IBlegal@BTIG.com

(o)    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(p)    This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription

Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(n) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, PLACEMENT AGENTS OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(p).

(q)    The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions and any other material, nonpublic information that the Issuer or its representatives has provided to Subscriber any time prior to the filing of the Disclosure Document, to the extent such information has not previously been publicly disclosed by the Issuer in a press release or filing with the Commission and the Issuer considers such information material at the time of the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors or employees or agents (including the Placement Agents) and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Issuer, the Placement Agents or any of its affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates or its investment adviser, or include the name of Subscriber or any of its affiliates or its investment adviser without the prior written consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed) (i) in any press release; or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) current reports on Form 8-K filed with the SEC by the Issuer in connection with the announcement of the execution of this Subscription Agreement and the announcement of the Closing of the Transactions or (B) as required by state or federal securities law, any governmental authority or stock exchange rule, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under hereunder. The Issuer shall not, and shall cause each of its officers, directors, employees and agents, not to, provide Subscriber with any material, nonpublic information from and after the filing of the Disclosure Document and if and so long as Subscriber has not designated a representative on the Issuer’s board of directors, without the express prior written consent of Subscriber.

(r)    The Issuer hereto agrees, and the Subscriber acknowledges such agreement for the express benefit of the Placement Agent, its respective affiliates and its respective representatives that:

(i)    neither the Placement Agents nor any of their affiliates or any of their representatives (1) have any duties or obligations other than those specifically set forth herein or in the engagement letter among the Issuer and each Placement Agent (each an “Engagement Letter”, and collectively, the “Engagement Letters”); (2) shall be liable for any improper payment made in accordance with the information provided by the Issuer; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Issuer pursuant to this Subscription Agreement or the Merger Agreement or any agreement contemplated therein, or in connection with any of the Transactions; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement, the Merger Agreement or any agreement contemplated therein, or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement, the Merger Agreement or any agreement contemplated therein, except for such party’s own gross negligence, willful misconduct or bad faith.

(s)    The Placement Agents, their affiliates and their representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Issuer, and (2) be indemnified by the Issuer for acting as Placement Agents hereunder pursuant the indemnification provisions set forth in the Engagement Letters.

(t)    The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Other Subscription Agreement or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase the Acquired Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, the Company or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. The decision of each Other Subscriber to purchase Other Acquired Shares pursuant to an Other

Subscription Agreement has been made by such Other Subscriber independently of Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, the Company or any of their respective subsidiaries which may have been made or given by Subscriber. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Acquired Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(u)    In connection with all aspects of this Subscription Agreement, the transactions contemplated hereby and the Transaction, the Issuer acknowledges and agrees that: (i) the purchase and sale of the Acquired Shares constitute an arm’s-length commercial transaction between the Issuer, on the one hand, and Subscriber, on the other hand, and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby, (ii) in connection with the process leading to this Subscription Agreement, the transactions contemplated hereby and the Transactions, Subscriber is and has been acting solely as a principal and not as a financial advisor, agent or fiduciary, for the Issuer or the Issuer’s affiliates, stockholders, directors, officers, employees or creditors or any other person, (iii) neither Subscriber nor any of its affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in the Issuer or the Issuer’s affiliates’ favor with respect to any of this Subscription Agreement, the transactions contemplated hereby, the process leading hereto or the Transactions (irrespective of whether Subscriber or any of its affiliates have advised or are currently advising the Issuer or any of its affiliates on other matters) and neither Subscriber nor any of its affiliates has any obligation to the Issuer or any of the Issuer’s affiliates with respect to the Other Subscription Agreements or the Transactions, (iv) Subscriber and its affiliates may be engaged in a broad range of transactions that involve interests that differ from the Issuer and its affiliates and neither Subscriber nor any of its affiliates shall have any obligation to disclose any of such interests, and (v) neither Subscriber nor any of its affiliates has provided any legal, accounting, regulatory or tax advice with respect to this Subscription Agreement, any of the transactions contemplated hereby or the Transactions, and the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent the Issuer deemed appropriate. The Issuer waives and releases, to the fullest extent permitted by law, any claims that it may have against Subscriber and its affiliates with respect to any breach of fiduciary duty or alleged breach of fiduciary duty as a consequence of this Subscription Agreement, the transactions contemplated hereby or the Transactions.

(v)    The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

(w)    If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

(x)    This Subscription Agreement may only be enforced against, and a claim or cause of action based upon, arising out of, or related to this Subscription Agreement may only be brought by the expressly named party hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party, no present, former or future Affiliate, officer, director, employee, incorporator, member, partner, stockholder, agent, attorney or other Representative of any party or their Affiliates shall have any Liability (whether in contract, in tort or otherwise) for any obligations or Liabilities of any party which is not otherwise expressly identified as a party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, agreements or covenants of any party under this Subscription Agreement for any claim based upon, in respect of, or by reason of, the transactions contemplated by this Subscription Agreement or in respect of any representations made or alleged to have been made in connection therewith. The provisions of this Section 9(x) are intended to be for the benefit of, and enforceable by the Affiliates, officers, directors, employees, incorporators, members, partners, stockholders, agents, attorneys and other Representatives referenced in this Section 9(x) and each such Person shall be a third-party beneficiary of this Section 9(x).

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Sema4 Holdings Corp.

By:	/s/ Eric Schadt
Name:	Eric Schadt
Title:	Chief Executive Officer

Date: January 14, 2022

Signature Page to

Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:		Signature of Joint Subscriber, if applicable:

BTO Sema4 Holdings L.P.

By:	BTO Holdings Manager L.L.C., its general partner

By:	/s/ Christopher James	By:
Name:	Christopher James	Name:
Title:	Authorized Signatory	Title:

Date: January 14, 2022

Name of Subscriber: BTO Sema4 Holdings L.P.	Name of Joint Subscriber, if applicable:

Christopher J. James, Authorized Person
(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different)

Email Address: [*****]

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	[*****]

Business Address-Street:
345 Park Avenue

City, State, Zip: New York, NY 10154

Attn: Tactical Opportunities

Telephone No.:	[*****]
Facsimile No.:	N/A

Aggregate Number of Acquired Shares subscribed for: 2,434,863 shares

Aggregate Purchase Price: $ 9,739,452.00

Joint Subscriber’s EIN:
Mailing Address-Street (if different):

City, State, Zip:
Attn:

Telephone No.:
Facsimile No.:

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to

Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:		Signature of Joint Subscriber, if applicable:

Blackstone Tactical Opportunities Fund – FD L.P.

By: Blackstone Tactical Opportunities Associates III
L.P., its general partner

By:	BTO GP L.L.C., its general partner

By:	/s/ Christopher James	By:
Name:	Christopher James	Name:
Title:	Authorized Signatory	Title:

Date: January 14, 2022

Name of Subscriber: Blackstone Tactical Opportunities Fund – FD L.P.	Name of Joint Subscriber, if applicable:

Christopher J. James, Authorized Person
(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different)

Email Address: [*****]

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	[*****]

Business Address-Street:
345 Park Avenue

City, State, Zip: New York, NY 10154

Attn: Tactical Opportunities

Telephone No.:	[*****]
Facsimile No.:	N/A

Aggregate Number of Acquired Shares subscribed for: 50,402 shares

Aggregate Purchase Price: $ 201,608.00

Joint Subscriber’s EIN:
Mailing Address-Street (if different):

City, State, Zip:
Attn:

Telephone No.:
Facsimile No.:

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to

Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:		Signature of Joint Subscriber, if applicable:

Blackstone Family Tactical Opportunities Investment Partnership III ESC L.P..

By: BTO Side-by-Side GP L.L.C.
its general partner

By:	/s/ Christopher James	By:
Name:	Christopher James	Name:
Title:	Authorized Signatory	Title:

Date: January 14, 2022

Name of Subscriber:
Blackstone Family Tactical Opportunities Investment Partnership III ESC L.P.	Name of Joint Subscriber, if applicable:

Christopher J. James, Authorized Person
(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different)

Email Address: [*****]

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	[*****]

Business Address-Street:
345 Park Avenue

City, State, Zip: New York, NY 10154
Attn: Tactical Opportunities
Telephone No.:	[*****]
Facsimile No.:	N/A

Aggregate Number of Acquired Shares subscribed for:

14,735 shares

Aggregate Purchase Price: $ 58,940.00

Joint Subscriber’s EIN:

Mailing Address-Street (if different):

City, State, Zip:
Attn:
Telephone No.:
Facsimile No.:

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to

Subscription Agreement

Number of Acquired Shares subscribed for and aggregate Purchase Price accepted and agreed to as of this 14th day of January, 2022, by:

Sema4 Holdings Corp.

By:	/s/ Eric Schadt
Name:	Eric Schadt
Title:	Chief Executive Officer

Signature Page to

Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

	1.	☒ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check each of the following subparagraphs):

	1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor”.

	2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)
SUBSCRIBER:

	☐	is:

	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

FINRA Rule 4512(c) states that an “institutional account” shall mean any person who comes within any of the below listed categories. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “institutional account.”

☐ a bank, savings and loan association, insurance company or registered investment company;

☐ an investment adviser registered either with the Commission under Section 203 of the Investment Advisers Act or with a state securities commission (or any agency or office performing like functions); or

☐ any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million.

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This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below that apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐ An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Securities Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

2

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-2

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

☐ An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐ A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in the foregoing paragraph and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) in the foregoing paragraph;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

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